Exhibit 10.5

Important reminder:

Dear customer, for the sake of protecting your/your company’s rights and interests, please read this letter of guarantee and all the terms of the Credit Facility Agreement carefully, especially the terms in bold and black, before signing this letter of guarantee. Please contact the bank for clarification if you have any questions. If you/your company still have questions or anything remains unclear, please consult your/your company’s attorney or relevant professionals.

Credit Facility Agreement

Irrevocable Letter of Guarantee of Maximum Amount

NO.: 121XY2021039377

To: China Merchants Bank Shanghai Branch

Whereas your bank and Shanghai Neotv Cultural Communication Co., Ltd. (hereinafter the “Credit Applicant”) have made and entered into (or to be entered into) the Credit Facility Agreement (for working capital loans not requiring a separate loan contract) (hereinafter the “Credit Facility Agreement”) bearing the serial number of 121XY2021039377, in which, your bank agrees to extend a credit amount of CNY20,000,000.00 (in words: Twenty Million Yuan) (including its equivalent in other currencies) (hereinafter the “Credit Amount”) to the Credit Applicant for the agreed credit period under the Credit Facility Agreement (hereinafter the “Credit Period”, that is, the determination period of the creditor’s right).

Upon the request of the Credit Applicant, we, as the Guarantor, hereby agree to issue this letter of guarantee and voluntarily assume joint and several guarantee liability for all debts the Credit Applicant owes to your bank under the Credit Facility Agreement, subject to the following terms and conditions:

1. Scope of Guarantee

1.1 The scope of guarantee provided by the Guarantor shall be the sum of principals of all loans and other credits (maximum amount of CNY20,000,000.00 (in words: Twenty Million Yuan)) that your bank has granted to the Credit Applicant within the Credit Amount in accordance with the Credit Facility Agreement and related interests, penalty interests, compound interests, liquidated damages, late performance fees, factoring fees, expenses for the realization of guarantee and the creditor’s right and other related expenses including but not limited to:

1.1.1 the outstanding balance of the specific loans under the original Credit Facility Agreement (for working capital loans not requiring a separate loan contract) (fill in the name of the agreement here) bearing the serial number 121XY2020024048 between your bank (or your subordinate institutions) and the Credit Applicant;

1.1.2 the principal balance advanced by your bank to the Credit Applicant for the performance of commercial bills, letters of credit, letters of guarantee/customs tax payment guarantee/bill guarantee, delivery guarantee and other payment obligations under the Credit Facility Agreement and interests, penalty interests, compounds interests, liquidated damages, late performance fees and related fees thereof, as well as the Credit Applicant’s debt to your bank formed by discount guarantees provided for the Credit Applicant’s commercial acceptance bills;

1.1.3 under factoring service, account receivable debts against the Credit Applicant accepted by your bank and corresponding liquidated damages thereof (overdue fines), late performance fee, and/or the basic purchase money (basic acquisition money) paid by your bank to the Credit Applicant by using your bank’s own funds or other funds of lawful sources and related factoring fees;

1.1.4 the principal balance of external payments made upon entrusting your bank for trade financing service under the Credit Facility Agreement and interests, penalty interests, compound interests, liquidated damages, late performance fees and related fees thereof;

1.1.5 documentary credits or advances (whether within the Credit Period or not) made by your bank in accordance with any specific service agreement for the purpose of repaying the coordinated platform financing when processing entrusted issuing of letters of credit, entrusted overseas financing, cross-border trade direct train and other cross-border coordinated trade financing services for the Credit Applicant under the Credit Facility Agreement, and interests, penalty interests, compound interests, liquidated damages, late performance fees and related fees thereof;

1.1.6 principal of advances made by your bank for performing your obligations as the issuing bank under back-to-back letters of credit issued by another branch of your bank to the beneficiary under your entrust after your bank has issued letters of credit at the request of the Credit Applicant, principal of debts of import bill advances and delivery guarantee incurred due to the issuance of such letters of credit, and interests, penalty interests, compound interests, liquidated damages, late performance fees and related fees thereof;

1.1.7 all debts owed by the Credit Applicant to your bank under derivative trading, gold lease and other related businesses;

1.1.8 the principal balance of loans made by your bank in accordance with the specific services under the Credit Facility Agreement and the corresponding interests, penalty interests, compound interests, liquidated damages and late performance fees, etc.; and

1.1.9 all fees and expenses incurred by your bank due to the realization of your guarantee rights and creditor’s rights (including but not limited to legal costs, attorney’s fees, announcement fees, delivery fees, travel expenses, fees for application for issuance of enforcement orders, etc.).

1.2 In respect of revolving credit, if the balance of principal of the loans or other credits extended by your bank to the Credit Applicant exceeds the amount of the Credit Amount, the portion of credits exceeding the Credit Amount will not be attributable to the Guarantor, the Guarantor will only assume joint and severable guarantee liability for the principal balance of the loans or other credits not exceeding the Credit Amount and interests, penalty interests, compound interests, liquidated damages, late performance fees, expenses for the realization of the guarantee rights and creditor’s rights and related fees thereof.

Notwithstanding the foregoing, the Guarantor hereby expressly states that, even though the balance of the principal of the loans or other credits extended by your bank to the Credit Applicant exceeds the Credit Amount at a certain time point during the Credit Period, if the total balance of all credit principals does not exceed the Credit Amount when your bank demands the Guarantor to assume the guarantee liability, the Guarantor may not raise objection on the grounds of the foregoing provision, but shall assume joint and several guarantee liability for the balance of all credit principals and interests, penalty interests, compound interests, liquidated damages, late performance fees, expenses for the realization of the guarantee rights and creditor’s rights and related fees thereof (subject to the scope specified under Article 1.1).

1.3 The Guarantor hereby acknowledges that all debts under new loan repayment, old loan conversions, letters of credit, letters of guarantee, notes and other businesses processed by your bank for the Credit Applicant during the Credit Period (whether such old loans, letters of credit, letters of guarantee, notes and other businesses occur during or before the Credit Period) are included within the scope of guarantee.

1.4 When the Credit Applicant is applying for the provision of import letter of credit, if any subsequent import bill advances are made under the same letter of credit, the import letter of credit and import bill advances will take up the same amount of the Credit Amount at different stages. That is to say, when an import bill advance is made, the credit amount recovered from outward payment made by the letter of credit will be re-applied to import bill advance and deemed as taking up the same credit amount as the original import letter of credit, which is hereby acknowledged by the Guarantor.

2. Guarantee of Maximum Amount

2.1 During the Credit Period, your bank may extend credit to the Credit Applicant in instalments. Specific credit types and credit amounts, whether different credit types can be swapped, specific credit utilization conditions and other terms and conditions are subject to the approval of your bank. If, during the Credit Period, your bank makes any adjustments to the original approval according to the application of the Credit Applicant, any subsequent approvals issued by your bank will constitute supplements or modifications to the original approval, and so forth.

The expiration date of a specific credit type may be later than the expiration date of the agreed Credit Period under the Credit Facility Agreement.

2.2 If, upon the expiration of the Credit Period, there is still any balance of the loans, advances or other credits extended by your bank to the Credit Applicant, the Guarantor shall assume joint and several liabilities for repayment of such debts within the guarantee scope determined under this letter of guarantee; if, before the expiration of the Credit Period, your bank makes an earlier claim for repayment against the Credit Applicant according to the Credit Facility Agreement and/or other specific service agreements, the Guarantor shall also assume joint and several guarantee liabilities for repayment within the guarantee scope determined under this letter of guarantee.

2.3 In respect of commercial bills acceptance, letters of credit (including entrusted issuing of letters of credit, back-to-back letters of credit, same below), letters of guarantee, delivery guarantees, cross-border coordinated trade financing and other credit services provided by your bank to the Credit Applicant during the Credit Period, even though your bank has not made any advance for such credits up to the expiration of the Credit Period, but have to make advances for such credits thereafter, the Guarantor shall also assume joint and several guarantee liability for all debts of the Credit Applicant arising therefrom within the guarantee scope determined under this letter of guarantee.

In respect of derivative transactions occurring before the Credit Period but still having balances or losses during the Credit Period, and derivative transactions occurring during the Credit Period but still having balances or losses after expiration of the Credit Period, resulting in additional occupation of the Credit Amount, the Guarantor shall assume the joint and several guarantee liability for all debts of the Credit Applicant arising therefrom in accordance with this letter of guarantee.

2.4 Consent of or notification to the Guarantor is not required for, and the Guarantor hereby acknowledges, any extension arrangements or modifications regarding time limits, interest rates, amounts and/or other terms and conditions of any specific services, reached between your bank and the Credit Applicant in the course of performing such specific services under the Credit Facility Agreement; such extension arrangements and modifications will have no prejudice to the Guarantor’s guarantee liability hereunder.

2.5 The Guarantor shall also assume the guarantee liability in accordance with this letter of guarantee for the principals and interests of the debts arising from your bank’s acceptance of or payment for those letters of credit under the Credit Facility Agreement for which the documents received contain discrepancies as reviewed by your bank, if such discrepancies have been accepted by the Credit Applicant, and will not raise any objection on the ground that your bank accepts such discrepancies without consent of the Guarantor or informing the Guarantor.

2.6 Consent of or notification to the Guarantor is not required for, and the Guarantor hereby acknowledges, any modifications to letters of credit or letters of guarantee (or standby letters of credit), or extensions of payment deadlines of long-term letters of credit after acceptance or payment pledge is made; such modifications or extensions will have no prejudice to the Guarantor’s guarantee liability hereunder.

2.7 The Guarantor hereby acknowledges that separate service agreements (whether single transaction agreements/application forms or frame agreements) signed by your bank and the Credit Applicant regarding any and all specific transactions within the scope of the Credit Amount will constitute integral parts of the Credit Facility Agreement, which collectively provide for the arrangement of rights and obligations involved in specific services.

The Guarantor hereby acknowledges that specific amounts, time limits, purposes and other elements of the credit services actually occurring between your bank and the Credit Applicant are subject to specific service agreements, the transaction vouchers produced by your bank and the transaction records of the system.

2.8 Transfer of benefits of such services as letters of guarantee, customs tax payment guarantee and commercial paper guarantees processed by your bank at the application of the Credit Applicant will not affect the Guarantor’s guarantee obligations hereunder, and the Guarantor hereby pledges not to raise any objection on such ground.

3. Mode of Guarantee

3.1 The Guarantor hereby acknowledges assuming joint and several liabilities economically and legally for all debts of the Credit Applicant within the scope of guarantee. If the Credit Applicant fails to repay the principals, interests and related fees of any loans, advances and other credits owed to your bank on time in accordance with provisions of the Credit Facility Agreement and/or relevant separate contracts, or in case any of other breach events provided under the Credit Facility Agreement and/or relevant separate contracts have arisen, your bank shall have the right to take recourse against the Guarantor directly without the need to take recourse or bring an action against the Credit Applicant on a prior basis.

3.2 The notice of claim sent by your bank shall be final and shall not be objected by the Guarantor. The Guarantor agrees to repay in full all debts of the Credit Applicant under the Credit Facility Agreement within five (5) days after receiving the written notice of claim from your bank, without the need for your bank to present any proofs and other documents. Unless there is an obvious and material error, the Guarantor accepts the amount claimed by your bank to be an accurate amount.

Your bank shall have the right to collect debts from the Guarantor by the methods your bank deems appropriate, including but not limited to fax, mail, personal service, announcement in the public media, etc.

4. Term of Guarantee

4.1 The Guarantor’s term of guarantee shall last from the effective date of this letter of guarantee until three (3) years following the maturity date of each loan or other financing facility or account receivable debt acquired by your bank or the advancing date of each advance under the Credit Facility Agreement. The term of guarantee for the duration extension of any specific credit shall be extended to three years following expiration of the extended period.

5. Relationship with Other Guarantee

5.1 Where there are also mortgages, pledges or other guarantors to secure the debts of the Credit Applicant, your bank shall have the right to choose to claim its security right against any and all mortgagors/pledgors/other guarantors (including the Guarantor) separately, successively or concurrently; surrender, modification on termination of mortgages or pledges, or delay in claiming against any mortgagors, pledgors, or other guarantors by your bank will not affect the guarantee liability of the Guarantor hereunder, and the Guarantor shall still have the obligation to assume joint and several guarantee liability for credit debts owed by the Credit Applicant to your bank according to this letter of guarantee.

5.2 This letter of guarantee is irrevocable and unconditional, is not affected by any agreement or document signed between the Credit Applicant and any entity/individual, and will not change due to fraud, reorganization, suspension, dissolution, liquidation, bankruptcy, merger (acquisition), demerger, separation, restructuring, expiration of business term or any other change in the Credit Applicant, and will not be affected by any grace period or extension granted by your bank to the Credit Applicant or your bank’s delay in exercising its right to claim debts from the Credit Applicant under any relevant agreement.

6. The Guarantor makes the following special representations and guarantees that:

6.1 the Guarantor is a legal person or other types of organization with the guarantor qualification lawfully established in accordance with the law, or a natural person with full capacity for civil conduct, and is willing to perform obligations hereunder with assets which it has ownership or the right of disposal. If the Guarantor breaches this warranty and leads to your bank suffering any losses therefrom, the Guarantor will be liable for making the compensation unconditionally, and will not raise any objection on any grounds;

6.2 the issuance of this letter of guarantee has been fully authorized or approved by the superior authority or board of directors or other authorities of the Guarantor;

6.3 the issuance of this letter of guarantee is the true intention of the Guarantor without fraud or under any coercion;

6.4 before the expiration of this letter of guarantee, the total amount of the Guarantor’s external guarantees (including conversion of foreign currencies) shall not exceed the full value of all equity under the Guarantor’s ownership;

6.5 the Guarantor shall provide your bank with financial books/statements and annual financial reports as required by your bank in a timely manner, and timely inform your bank of the Guarantor’s major decisions and changes in the production, operation and management;

6.6 the financial information and all other documents provided by the Guarantor to your bank are authentic and lawful, and the legal representative or other responsible persons of the Guarantor shall assume inescapable responsibility for the authenticity and lawfulness of such information;

6.7 if the Guarantor is an enterprise legal person or other organization, during the term of this guarantee, it shall register the enterprise (legal person), handle corporate annual reports procedures, and renewal/extension of business period procedures, etc. on time;

6.8 any change in industrial and commercial registration information, organizational structure, equity structure, operation mode or financial position of the Guarantor or debt restructuring, major related-party transactions or other activities engaged by the Guarantor will have no prejudice to the legal binding force of this letter of guarantee on the Guarantor; in case any such change may prejudice the Guarantor’s capability to perform its obligations hereunder, the Guarantor shall have the obligation to inform your bank promptly;

6.9 successors and assigns of the Guarantor are bound by all terms and conditions of this letter of guarantee; the Guarantor shall not assign the above guarantee obligations without written consent of your bank;

6.10 if the Guarantor is a natural person with a spouse, the confirmation letter on the guarantee from the spouse shall be provided as requested by your bank; if with no spouse, the Guarantor declares that the marital status information provided with your bank is true, complete and reliable as at the time when this letter of guarantee is entered into and acknowledges that your bank may verify and investigate the marital status information provided when your bank considers necessary (no other authorization required) and undertakes to provide anything needed with no condition;

6.11 in case the Guarantor fails to repay the guaranteed debts in accordance with this letter of guarantee, your bank shall have the right to freeze/deduct funds in/from any account of the Guarantor at China Merchants Bank or entrust other financial institutions to freeze/deduct the funds in/from any account of the Guarantor at such institutions (if the guaranteed debts are not denominated in Chinese yuan, your bank shall have the right to purchase foreign exchange directly from the Guarantor’s CNY account at the exchange rate published by your bank at the time of deduction), until all debts of the Credit Applicant to your bank under the Credit Facility Agreement have been fully repaid, your bank shall have the right to take further recourse against the Guarantor in case there is any shortage amount following such freezing and deduction; and

6.12 if the signing of this letter of guarantee requires approval and other procedures according to laws and administrative regulations, the Guarantor undertakes to apply for such approval and carry out other procedures in a timely manner as requested by your bank to obtain a valid approval, failing which, the Guarantor shall bear the default liabilities for liquidated damages.

7. Costs and Expenses

7.1 If the Credit Applicant is a national standard small and micro enterprise, all expenses (except for the fee for applying for the issuance of the compulsory enforcement certificate) related to the notarization of compulsory enforcement in this letter of guarantee shall be borne by your bank; if the Credit Applicant is not a national standard small and micro enterprise, all expenses (except for the fee for applying for the issuance of the compulsory enforcement certificate) will be jointly borne by your bank and the Guarantor according to the following ratio: you / %, the Guarantor / % (mark “√” in “☐” to indicate that this provision applies).

7.2 In respect of the fees for entrusting a third party to provide services, the relevant expenses shall be borne by the entrusting party; if your bank and the Guarantor are jointly acting as the entrusting party, each shall bear 50% of the expenses, unless otherwise stipulated in relevant national policies or other regulatory documents.

8. No Waiver

During the term of validity of this letter of guarantee, any tolerance or grace period given by your bank for any breach or delay of the Credit Applicant or the Guarantor, or any delay of your bank in exercising any interest or right under the Credit Facility Agreement or this letter of guarantee will not prejudice, affect or restrict any rights and interests your bank are entitled to as the creditor in accordance with the law and this letter of guarantee, and shall not be deemed as your bank’s waiver of its right to adopt action against any existing or future breach.

9. Terms

The terms used in this letter of guarantee shall have the same meaning as those set forth in the Credit Facility Agreement unless expressly stated otherwise.

10. Notification

All notices, requests or other documents issued by your bank related to this letter of agreement shall be made and delivered in writing (including but not limited to by mail, fax, email, China Merchants Bank online banking/Corporate APP or other electronic platforms, mobile phone message, WeChat, or other acceptable means). The Guarantor confirms the service address and service method as follows:

10.1 The Guarantor confirms and agrees that the Guarantor’s China Merchants Bank corporate online banking/corporate APP and the contact address, email, fax number, mobile phone number or WeChat account of the Guarantor are used as the addresses for serving commercial documents and legal documents hereunder to the Guarantor.

The commercial documents mentioned in this clause refer to various commercial documents such as business notices, confirmation letters, breach notices, early expiration notices, and overdue collection letters under this letter of guarantee; the legal documents mentioned in this clause include notarized documents and judicial documents (including but not limited to complaints/arbitration applications, appeals, defenses, evidence, summons, notices of response, notices of proof, notices of a court session, notices of hearing, judgments/rulings, awards, mediation decisions, notices of performance within a certain period and other judicial documents for trial stage and enforcement stage.

Notice from your bank, the court, and the notary institution to the service address provided in the preceding paragraph by the service method stipulated in this letter of guarantee will be deemed duly served.

10.2 The Guarantor confirms and agrees that notification if delivered by personal service (including but not limited to service by lawyer/notary public or express delivery) will be deemed served upon being signed for receipt by the addressee (in case of rejection by the addressee, the notification will be deemed served upon the rejection date/return date or seven (7) days following posting, whichever is earlier); if delivered by posted mail, it will be deemed served seven (7) days following posting; if delivered by fax, email, China Merchants Bank online banking/Corporate APP (i.e. served to the Guarantor’s account of China Merchants Bank online banking/Corporate APP via China Merchants Bank online banking/Corporate APP), mobile phone message, WeChat or other electronic means, it will be deemed served upon the date of successfully delivery as shown in your corresponding system. Notification of debt transfer or debt collection to the Guarantor announced by your bank on any public media will be deemed served upon the date of the announcement.

10.3 The Guarantor shall inform your bank about any change in its postal address, email, fax or mobile number or WeChat in writing within five (5) business days from the date of such change, otherwise your bank shall have the right to serve notification to the original address or contact details. Notification failed due to change in contact address or details will be deemed served upon the date of return or seven (7) days following posting (whichever is earlier). The Guarantor shall bear the loss of such notification failure on its own without prejudice to the legal effectiveness of the service.

10.4 The Guarantor further agrees that the court may serve judicial documents on the Guarantor through electronic means such as the China Judicial Process Information Online and the National Unified Service Platform; if the court serves judicial documents through the aforementioned methods, the date of the China Judicial Process Information Online and the National Unified Service Platform indicating successful delivery shall be deemed as the date of service; if the court serves the judicial documents by electronic means, delivery of paper judicial documents to the contact address of the Guarantor is not necessary.

10.5 The service address and service method stipulated in this clause are applicable to all stages including the performance period of this letter of guarantee, the dispute resolution period, the arbitration period, the court trial period (first instance, second instance, retrial) and enforcement.

11. Transfer

Whether the creditor’s right secured by the maximum amount guarantee is determined or not, if your bank transfers the full amount of your creditor’s right under the Credit Facility Agreement to any third party, the maximum amount guarantee as the second right will be transferred to the assignee concurrently.

If your bank transfer a portion of your creditor’s right after the amount secured by this letter of guarantee is determined, this guarantee as the secondary right will also be transferred in part, and thereafter, your bank with the non-transferred portion of the creditor’s right and the assignee with the transferred portion of the creditor’s right will jointly enjoy the security right and interest against the Guarantor proportionately according to your respective share of the creditor’s right; if your bank transfers a portion of the creditor’s right before the debt amount secured by this letter of guarantee is determined, the guarantee right and interest will also be transferred in part, and the maximum amount of your bank’s principal creditor’s right secured by the original maximum amount guarantee will be reduced correspondingly (i.e., the maximum amount of your bank’s principal creditor’s right secured by the original maximum amount guarantee will be reduced by the amount of the transferred creditor’s right portion), after the amount of your bank’s untransferred portion of principal creditor’s right is determined, your bank with the untransferred portion of creditor’s right and the assignee with the transferred portion of creditor’s right will jointly enjoy the security right and interest from the Guarantor proportionately according to your respective share of creditor’s right.

12. Miscellaneous

12.1 The Guarantor hereby acknowledges that all operations of your bank related to the processing of specific services for the Credit Applicant and this letter of guarantee may be conducted by any outlet within the jurisdiction of your bank which may generate, issue or present relevant instruments; business operations conducted and instruments generated, issued and presented by your bank’s outlets will be deemed as done your bank and will be binding upon both parties.

12.2 During the term of this letter of guarantee, in the events of separation, merger (acquisition) or any other change in the Guarantor, the institution(s) after the change shall undertake or severally undertake the obligations under this letter of guarantee.

12.3 If the credit debts are not denominated in Chinese yuan, your bank shall have the right to purchase foreign exchanges directly at the exchange rate announced by your bank at the time of settlement, so as to repay the credit debts. The calculation of the amount of non-CNY debts under the specific transaction documents shall be based on the amount converted at the exchange rate (purchase price) announced by your bank at the time of settlement.

12.4 Other agreed matters:

13. Dispute Resolution

This letter of guarantee shall be governed by the laws of the People’s Republic of China (excluding the laws of Hong Kong SAR, Macao SAR and the Taiwan Region). The Guarantor hereby agrees to resolve any and all disputes and controversies arising out of or in connection with this letter of guarantee through dispute resolution methods agreed upon under the Credit Facility Agreement.

14. Effectiveness

14.1 If the Guarantor is a legal person or other types of organization, this letter of guarantee will enter into force upon being signed and affixed with name seal by the legal representative/principal responsible person of the Guarantor or his/her authorized agent and affixed with common seal/seal of the contract of the Guarantor.

14.2 If the Guarantor is a natural person, this letter of guarantee will enter into force upon being signed by the Guarantor.

15. Supplementary Provisions

This letter of guarantee is executed in triplicate, with your bank, the Credit Applicant and the Guarantor each keeping one copy, and all copies have equal legal force.

The Guarantor declares:

All terms and conditions of this letter of guarantee have been fully negotiated by both parties. Your bank has reminded the Guarantor to pay special attention to those terms and conditions that have a material interest in the Guarantor regarding exemption or limitation of your bank’s liabilities, and at the request of the Guarantor, your bank has made the corresponding explanation on those terms and conditions. The Guarantor has had a comprehensive and accurate understanding of this letter of guarantee. Your bank and the Guarantor have comprehended the terms and conditions of this letter of guarantee fully and accurately.

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(This page is the signature page of the Irrevocable Letter of Guarantee of Maximum Amount bearing the serial number 121XY2021039377)

Signing column for the Guarantor as a legal person or any other organization:

Guarantor (name):  /  (seal)

Legal representative/principal or authorized agent (signature/seal):

Main opening bank and account number:  /  /

Address:  /

Email:  /

Fax:  /

Contact person mobile phone number:  /

Company WeChat:  /

Signing column for the Guarantor as a natural person:

Guarantor (signature):

Certificate name: Residents’ Identity Card

Certificate No.: 310108197511204015

Nationality: China

Opening bank:  /

Settlement account:  /

Mobile phone number: [*****]

Address: Room 302, 658 Lingshi Road, Jing’an District, Shanghai

Email: yuxin@neotv.me

Fax:  /

WeChat:  /

Date of signing:          /          /